UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 2, 2023

LIFELOC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-54319	84-1053680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12441 West 49th Ave., Unit 4
Wheat Ridge, CO	80033
(Address of Principal Executive Offices)	(Zip Code)

(303) 431-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LCTC	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On October 19, 2023, LIFELOC TECHNOLOGIES, INC. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report the change of the Company’s certifying accountant. The Original 8-K was erroneously filed based on a template that contained disclosure that is not applicable to the Company and therefore inadvertently mischaracterized the circumstances surrounding the departure of the Company’s previous certifying accountant. This Amendment to the Original 8-K is being filed solely to (a) provide the correct disclosure under Item 4.01 of Form 8-K, which replaces and supersedes the disclosure in the Original 8-K in its entirety, and (b) furnish an updated version of the letter from the Company’s previous auditor to demonstrate the previous auditor’s agreement with the amended disclosure.

Item 4.01	Changes in Registrant’s Certifying Accountant.

Resignation of Registrant’s Certifying Accountant

On October 2, 2023, the Company was informed that Gries & Associates, LLC (“Gries”) had sold its business to GreenGrowth CPAs (“GreenGrowth”) and was therefore resigning.

The reports of Gries regarding the Company’s financial statements for the fiscal years ended December 31, 2022 and 2021, being the two most recent fiscal years for which the Company has filed audited financial statements with the Securities and Exchange Commission (the “SEC”), did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The audit committee of the Company approved the decision to change independent accountants.

During the fiscal years ended December 31, 2022 and 2021, and during the period from January 1, 2023 through October 16, 2023 (the “Interim Period”), there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) between the Company and Gries on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Gries, would have caused Gries to make reference thereto in connection with its report.

During the fiscal years ended December 31, 2022 and 2021, and during the Interim Period, the Company did not experience any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company requested Gries to furnish it with a letter addressed to the SEC stating whether or not Gries agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter, dated October 20, 2023, is filed as Exhibit 16.1 to this current report on Form 8-K.

Appointment of New Certifying Accountant

On October 17, 2023, the Company engaged and executed an agreement with GreenGrowth, effective immediately, as the Company’s new independent accountant to replace Gries.

During the Company’s fiscal years ended December 31, 2022 and 2021, and during the Interim Period, neither the Company nor anyone on the Company’s behalf consulted with GreenGrowth regarding any of the following:

(i)	either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that GreenGrowth concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or

(ii)	any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter from Gries & Associates, LLC
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2023	LIFELOC TECHNOLOGIES, INC.

	By:	/s/ Wayne Willkomm
Wayne Willkomm
Chief Executive Officer

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